UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2014

COMMUNITYONE BANCORP
(Exact name of registrant as specified in its charter)

North Carolina	000-13823	56-1456589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1017 East Morehead Street, Charlotte North Carolina 28204
(Address of principal executive offices)

Registrant's telephone number, including area code: (336) 626-8300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
On November 7, 2014, the Board of Directors of CommunityOne Bancorp, a North Carolina corporation (“Company”) approved an amendment (“Amendment”) to the Tax Benefits Preservation Rights Plan, dated as of April 15, 2011 (“Plan”) between the Company and Register and Transfer Company, to change the Final Expiration Date of the Plan from December 31, 2014 to November 10, 2014. The Plan was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated April 21, 2011. The Amendment changes the Final Expiration Date of the Plan and of the Rights issued thereunder to November 10, 2014. The Board of Directors determined that moving up the expiration date for the Plan and the Rights was in the best interests of the Company because the purpose of the Plan to protect the Company’s ability to use certain tax assets has been completed.
The above summary of the Amendment is qualified by the full text of the Amendment, which is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference in its entirety.
Item 1.02    Termination of a Material Definitive Agreement
The information set forth under Item 1.01 is incorporated herein by reference.
Item 3.03     Material Modification to Rights of Security Holders
The information set forth under Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Amendment to Tax Benefits Preservation Rights Plan, dated as of November 7, 2014, between CommunityOne Bancorp and Registrar & Transfer Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 12, 2014	COMMUNITYONE BANCORP
(Date)	(Registrant)

/s/ David L. Nielsen
David L. Nielsen
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	Amendment to Tax Benefits Preservation Rights Plan, dated as of November 7, 2014, between CommunityOne Bancorp and Registrar & Transfer Company.